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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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                            APPLIED MATERIALS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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APPLIED MATERIALS

James C. Morgan
CHAIRMAN
CHIEF EXECUTIVE OFFICER


March 18, 1999
                                                                            LOGO

Dear Applied Materials Stockholder:

As you know, the Annual Meeting of Stockholders scheduled for March 31, 1999 is rapidly approaching. According to our records, we have not yet received your vote. I strongly urge you to register your vote by signing, dating and returning the enclosed proxy card today (in the postage-paid envelope provided).

YOUR VOTE IS PARTICULARLY IMPORTANT THIS YEAR BECAUSE YOUR BOARD UNANIMOUSLY OPPOSES ITEM #3 ON THE AGENDA, THE PROPOSAL TO AMEND THE COMPANY'S BYLAWS CONCERNING OUR STOCKHOLDER RIGHTS PLAN.

The Company's current stockholder rights plan was adopted in 1989 to protect Applied Materials' long-term value for all stockholders. The plan, scheduled to expire this June, was designed to protect stockholders by providing the Board with time and flexibility to maximize stockholder value, either by negotiating the highest possible bid from a potential acquiror or by developing alternative bids or strategies.

YOUR BOARD BELIEVES THAT THE ADOPTION OF ITEM #3 WOULD SIGNIFICANTLY RESTRICT ITS ABILITY TO PRODUCE MAXIMUM VALUE FOR STOCKHOLDERS IN THE EVENT OF AN OFFER FOR THE COMPANY. IN ADDITION, BASED ON THE LEGAL OPINION OF THE COMPANY'S COUNSEL, YOUR BOARD BELIEVES THAT THE PROPOSAL, IF APPROVED, WOULD BE INVALID UNDER DELAWARE LAW.

As always, your Board is committed to acting in the best interests of all stockholders. A 1998 survey in Fortune magazine demonstrated that FROM 1987 TO 1997 APPLIED MATERIALS HAD THE GREATEST GROWTH IN EARNINGS PER SHARE OF ALL FORTUNE 500 COMPANIES AND HAD THE TENTH HIGHEST TOTAL RETURN TO INVESTORS.

Please support your Board's continuing efforts to produce value for all stockholders by signing, dating and returning today the enclosed proxy card with a vote AGAINST ITEM #3. If you have any questions, or need any assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll free at 1-888-750-5834.

Sincerely,
/s/ James C. Morgan
James C. Morgan
Chairman and CEO

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3050 Bowers Avenue                      Mailing Address:
Santa Clara, California 95054           Applied Materials, Inc.
Phone: (408) 727-5555                   P.O. Box 58039
FAX: (408) 496-6421                     Santa Clara, California 95052
Telex: 34-6332
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